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                   TRUST COMMON SECURITIES GUARANTEE AGREEMENT
                 American Equity Investment Life Holding Company

                                 Dated as of [-]

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                                TABLE OF CONTENTS
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ARTICLE I

    DEFINITIONS AND INTERPRETATION...........................................................2
          Section 1.1   DEFINITIONS AND INTERPRETATION.......................................2

ARTICLE II

    TRUST INDENTURE ACT......................................................................6
          Section 2.1   TRUST INDENTURE ACT; APPLICATION.....................................6
          Section 2.2   LISTS OF HOLDERS OF SECURITIES.......................................7
          Section 2.3   REPORTS BY THE COMMON GUARANTEE TRUSTEE..............................7
          Section 2.4   PERIODIC REPORTS TO COMMON GUARANTEE TRUSTEE.........................7
          Section 2.5   EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.....................7
          Section 2.6   EVENTS OF DEFAULT; WAIVER............................................8
          Section 2.7   EVENT OF DEFAULT; NOTICE.............................................8
          Section 2.8   CONFLICTING INTERESTS................................................8

ARTICLE III

    POWERS, DUTIES AND RIGHTS
    OF COMMON GUARANTEE TRUSTEE..............................................................8
          Section 3.1   POWERS AND DUTIES OF THE COMMON GUARANTEE
                        TRUSTEE..............................................................9
          Section 3.2   CERTAIN RIGHTS OF COMMON GUARANTEE TRUSTEE..........................11
          Section 3.3   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF TRUST
                        COMMON SECURITIES GUARANTEE.........................................14

ARTICLE IV

    COMMON GUARANTEE TRUSTEE................................................................14
          Section 4.1   COMMON GUARANTEE TRUSTEE; ELIGIBILITY...............................14
          Section 4.2   APPOINTMENT, REMOVAL AND RESIGNATION OF
                        COMMON GUARANTEE TRUSTEE............................................15

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ARTICLE V

    TRUST COMMON SECURITIES GUARANTEE.......................................................15
          Section 5.1   TRUST COMMON SECURITIES GUARANTEE...................................16
          Section 5.2   SUBORDINATION.......................................................16
          Section 5.3   WAIVER OF NOTICE AND DEMAND.........................................16
          Section 5.4   OBLIGATIONS NOT AFFECTED............................................16
          Section 5.5   RIGHTS OF HOLDERS...................................................17
          Section 5.6   GUARANTEE OF PAYMENT................................................18
          Section 5.7   SUBROGATION.........................................................18
          Section 5.8   INDEPENDENT OBLIGATIONS.............................................18

ARTICLE VI

    LIMITATION OF TRANSACTIONS; SUBORDINATION...............................................18
          Section 6.1   LIMITATION OF TRANSACTIONS..........................................18
          Section 6.2   RANKING.............................................................19

ARTICLE VII

    TERMINATION.............................................................................20
          Section 7.1   TERMINATION.........................................................20

ARTICLE VIII

    INDEMNIFICATION.........................................................................20
          Section 8.1   EXCULPATION.........................................................20
          Section 8.2   INDEMNIFICATION.....................................................21

ARTICLE IX

    MISCELLANEOUS...........................................................................21
          Section 9.1   SUCCESSORS AND ASSIGNS..............................................21
          Section 9.2   AMENDMENTS..........................................................21
          Section 9.3   NOTICES.............................................................22
          Section 9.4   BENEFIT.............................................................22
          Section 9.5   GOVERNING LAW.......................................................22
    TRUST COMMON SECURITIES GUARANTEE AGREEMENT
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         This TRUST COMMON SECURITIES GUARANTEE AGREEMENT (this "Trust Common
Securities Guarantee"), dated as of [-], is executed and delivered by American
Equity Investment Life Holding Company, an Iowa corporation (the "Guarantor"), and First Union Trust Company, National Association, as trustee (the "Common
Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Common Securities (as defined herein) of American
Equity Capital Trust III, a Delaware statutory business trust (the "Trust").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust, dated as of [-] (the "Declaration"), among the trustees of the Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof [-] common securities, having an aggregate liquidation amount of $[-] designated the "Trust Common Securities" (the "Trust Common Securities");

         WHEREAS, as incentive for the Holders to purchase the Trust Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Trust Common Securities Guarantee, to guarantee the obligations of the Trust to the Holders of Trust Common Securities on the terms and conditions set forth herein; and

         WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Trust Preferred Securities Guarantee") on substantially identical terms to this Trust Common Securities Guarantee for the benefit of the holders of the Trust Preferred Securities (as defined herein), except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the rights of holders of the Trust Common Securities to receive Guarantee Payments (as defined herein) under the Trust Common Securities Guarantee shall be subordinated to the rights of Holders of Trust Preferred Securities to receive Guarantee Payments (as defined in the Trust Preferred Securities Guarantee) under this Trust Common Securities Guarantee;

         NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Trust Common Securities Guarantee for the benefit of the Holders.

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                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.1    DEFINITIONS AND INTERPRETATION.

         In this Trust Common Securities Guarantee, unless the context otherwise requires:

             (a) capitalized terms used in this Trust Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

             (b) terms defined in the Declaration as at the date hereof have the same meaning when used in this Trust Common Securities Guarantee unless otherwise defined in the Trust Common Securities Guarantee;

             (c) a term defined anywhere in this Trust Common Securities Guarantee has the same meaning throughout;

             (d) all references to "the Trust Common Securities Guarantee" or "this Trust Common Securities Guarantee" are to this Trust Common Securities Guarantee as modified, supplemented or amended from time to time;

             (e) all references in this Trust Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Trust Common Securities Guarantee, unless otherwise specified;

             (f) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Common Securities Guarantee, unless otherwise defined in this Trust Common Securities Guarantee or unless the context otherwise requires;

             (g) a reference to the singular includes the plural and vice versa;

             (h) a reference to any Person shall include its successors and assigns;

             (i) a reference to any agreement or instrument shall mean such agreement or instrument, as supplemented, modified, amended, or amended and restated, and in effect from time to time; and

             (j) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

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         "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in West Des Moines, Iowa or in Wilmington, Delaware are authorized or required by any applicable law or executive order to close.

         "Common Guarantee Trustee" means First Union Trust Company, National Association, until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Trust Common Securities Guarantee and thereafter means each such Successor Common Guarantee Trustee.

         "Company Common Stock" means the common stock, par value $1.00 per share, of the Guarantor.

         "Corporate Trust Office" means the office of the Common Guarantee Trustee at which the corporate trust business of the Common Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Trust Common Securities Guarantee is located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801.

         "Covered Person" means any Holder or beneficial owner of Trust Common Securities.

         "Debentures" means the [-]% Junior Subordinated Debentures due [-] of the Guarantor held by the Property Trustee (as defined in the Declaration).

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Trust Common Securities Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Common Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Trust Common Securities to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to any Trust Common Securities called for redemption by the Trust to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with a distribution of the Debentures to the Holders in exchange for Trust Common Securities or the redemption of all of the Trust Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the total liquidation amount and all accrued and unpaid Distributions on the Trust Common Securities to the date of payment, to the extent the Trust shall have funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to Holders upon liquidation of the Trust (in either case, the "Liquidation Distribution"). If an Indenture Event of Default has occurred and is continuing, the rights of holders of the Trust Common Securities to receive Guarantee Payments under this Trust Common Securities Guarantee are subordinate to the rights of Holders of Trust Preferred Securities to receive Guarantee Payments under the Trust Preferred Securities Guarantee.

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         "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Trust Common Securities.

         "Indemnified Person" means the Common Guarantee Trustee, any Affiliate of the Common Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Common Guarantee Trustee.

         "Indenture" means the Indenture, dated as of [-], among the Guarantor and First Union Trust Company, National Association, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Trust.

         "Indenture Event of Default" means an "Indenture Event of Default" as defined in the Indenture.

         "Indenture Trustee" means the Person acting as trustee under the Indenture, initially First Union Trust Company, National Association.

         "Majority in liquidation amount of the Trust Common Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Trust Common Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Trust Common Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Common Securities Guarantee shall include:

               (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

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               (c)   a statement that each such officer has made such
examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, with respect to the Common Guarantee Trustee, any officer within the Corporate Trust Office of the Common Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Common Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Common Guarantee Trustee" means a successor Common Guarantee Trustee possessing the qualifications to act as Common Guarantee Trustee under
Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Trust Preferred Securities" means the securities representing preferred undivided beneficial interests in the assets of the Trust.

                                   ARTICLE II

                               TRUST INDENTURE ACT

         Section 2.1    TRUST INDENTURE ACT; APPLICATION.

               (a) This Trust Common Securities Guarantee is subject to the provisions of the Trust Indenture Act that would be required to be part of this Trust Common Securities Guarantee were this Trust Common Securities Guarantee to be qualified under the Trust Indenture Act, which provisions are incorporated by reference in and made part of this Trust Common Securities Guarantee and this Trust Common Securities Guarantee shall, to the extent applicable, be governed by such provisions; and

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               (b)   if and to the extent that any provision of this Trust
Common Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.2    LISTS OF HOLDERS OF SECURITIES.

               (a) The Guarantor shall provide the Common Guarantee Trustee with a list, in such form as the Common Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Trust Common Securities ("List of Holders") as of such date, (i) within 14 days after each record date for payment of Distributions, and (ii) at any other time within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Common Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Common Guarantee Trustee by the Guarantor. The Common Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

               (b) The Common Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

         Section 2.3 REPORTS BY THE COMMON GUARANTEE TRUSTEE. Within 60 days after December 31of each year, the Common Guarantee Trustee shall provide to the Holders of the Trust Common Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Common Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         Section 2.4 PERIODIC REPORTS TO COMMON GUARANTEE TRUSTEE. The Guarantor shall provide to the Common Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         Section 2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Common Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Common Securities Guarantee that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

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         Section 2.6    EVENTS OF DEFAULT; WAIVER. The Holders of a Majority in
liquidation amount of Trust Common Securities may, by vote, on behalf of the Holders of all of the Trust Common Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Common Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.7    EVENT OF DEFAULT; NOTICE.

               (a) The Common Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Trust Common Securities, notices of all Events of Default of which the Common Guarantee Trustee is deemed to have knowledge (as defined in Section 2.7(b)), unless such defaults have been cured before the giving of such notice; provided that the Common Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Common Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Common Securities.

               (b) The Common Guarantee Trustee shall be deemed to have knowledge of an Event of Default if (i) the Common Guarantee Trustee shall have received written notice of such Event of Default or (ii) a Responsible Officer of the Common Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge of such Event of Default.

         Section 2.8 CONFLICTING INTERESTS. The Declaration shall be deemed to be specifically described in this Trust Common Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

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                                   ARTICLE III

                            POWERS, DUTIES AND RIGHTS
                           OF COMMON GUARANTEE TRUSTEE

         Section 3.1    POWERS AND DUTIES OF THE COMMON GUARANTEE TRUSTEE.

               (a) This Trust Common Securities Guarantee shall be held by the Common Guarantee Trustee for the benefit of the Holders of the Trust Common Securities, and the Common Guarantee Trustee shall not transfer this Trust Common Securities Guarantee to any Person except a Holder of Trust Common Securities exercising his or her rights pursuant to Section 5.5(b) or to a Successor Common Guarantee Trustee on acceptance by such Successor Common Guarantee Trustee of its appointment to act as Successor Common Guarantee Trustee. The right, title and interest of the Common Guarantee Trustee shall automatically vest in any Successor Common Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Common Guarantee Trustee.

               (b) If an Event of Default of which the Common Guarantee Trustee is deemed to have knowledge (as defined in Section 2.7(b)) has occurred and is continuing, the Common Guarantee Trustee shall enforce this Trust Common Securities Guarantee for the benefit of the Holders of the Trust Common Securities.

               (c) The Common Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Common Securities Guarantee, and no implied covenants shall be read into this Trust Common Securities Guarantee against the Common Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and of which the Common Guarantee Trustee is deemed to have knowledge (as defined in Section 2.7(b)), the Common Guarantee Trustee shall exercise such of the rights and powers vested in it by this Trust Common Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (d) No provision of this Trust Common Securities Guarantee shall be construed to relieve the Common Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                     (A)   the duties and obligations of the
                   Common Guarantee Trustee shall be determined solely by the express provisions of this Common Securi ties Guarantee, and the Common Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Common Securities Guarantee, and no implied covenants or obligations shall be read into this Trust Common Securities Guarantee against the Common Guarantee Trustee; and

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                                     (B)   in the absence of bad faith on the
                   part of the Common Guarantee Trustee, the Common Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Common Guarantee Trustee and conforming to the requirements of this Trust Com mon Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Common Guarantee Trustee, the Common Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Common Securities Guarantee;

                            (ii) the Common Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Common Guarantee Trustee, unless it shall be proved that the Common Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                            (iii) the Common Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Trust Common Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Common Guarantee Trustee, or exercising any trust or power conferred upon the Common Guarantee Trustee under this Trust Common Securities Guarantee; and

                            (iv) no provision of this Trust Common Securities Guarantee shall require the Common Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Common Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reason ably assured to it under the terms of this Trust Common Securities Guarantee or indemnity, reasonably satisfactory to the Common Guarantee Trustee, against such risk or liability is not reasonably assured to it.

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         Section 3.2    CERTAIN RIGHTS OF COMMON GUARANTEE TRUSTEE.

               (a)   Subject to the provisions of Section 3.1:

                            (i)    The Common Guarantee Trustee may
         conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                            (ii)   Any direction or act of the Guarantor
         contemplated by this Trust Common Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                            (iii) Whenever, in the administration of this Trust Common Securities Guarantee, the Common Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Common Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                            (iv) The Common Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                            (v) The Common Guarantee Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authoriza tion and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Common Guarantee Trustee shall have the right at any time to seek instructions concerning the administra tion of this Trust Common Securities Guarantee from any court of competent jurisdiction.

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                            (vi)   The Common Guarantee Trustee shall be
         under no obligation to exercise any of the rights or powers vested in it by this Trust Common Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Common Guarantee Trustee such security and indemnity, reasonably satisfactory to the Common Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Common Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Common Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Common Securities Guarantee.

                            (vii) The Common Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Common Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                            (viii) The Common Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attor neys, and the Common Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                            (ix) Any action taken by the Common Guarantee Trustee or its agents hereunder shall bind the Holders of the Trust Common Securities, and the signature of the Common Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Common Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Common Securities Guarantee, both of which shall be conclusively evidenced by the Common Guarantee Trustee's or its agent's taking such action.

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                            (x)    Whenever in the administration of this Trust
         Common Securities Guarantee the Common Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Common Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Trust Common Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                            (xi) The Common Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Common Securities Guarantee.

               (b) No provision of this Trust Common Securities Guarantee shall be deemed to impose any duty or obligation on the Common Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Common Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Common Guarantee Trustee shall be construed to be a duty.

         Section 3.3 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF TRUST COMMON SECURITIES GUARANTEE. The recitals contained in this Trust Common Securities Guarantee shall be taken as the statements of the Guarantor, and the Common Guarantee Trustee does not assume any responsibility for their correctness. The Common Guarantee Trustee makes no representation as to the validity or sufficiency of this Trust Common Securities Guarantee.

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                                   ARTICLE IV

                            COMMON GUARANTEE TRUSTEE

         Section 4.1    COMMON GUARANTEE TRUSTEE; ELIGIBILITY.

               (a) There shall at all times be a Common Guarantee Trustee which shall:

                            (i)    not be an Affiliate of the Guarantor; and

                            (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               (b) If at any time the Common Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Common Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

               (c) If the Common Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Common Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 4.2 APPOINTMENT, REMOVAL AND RESIGNATION OF COMMON GUARANTEE TRUSTEE.

               (a) Subject to Section 4.2(c), the Common Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

               (b) Subject to Section 4.2(c), the Common Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Common Guarantee Trustee and delivered to the Guarantor.

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               (c)   The Common Guarantee Trustee shall hold office and shall
not be removed in accordance with Section 4.2(a) or resign in accordance with
Section 4.2(b) unless and until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Common Guarantee Trustee and delivered to the Guarantor and, in the case of a resignation in accordance with Section 4.2(b), the resigning Common Guarantee Trustee.

               (d) If no Successor Common Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the resigning or removed Common Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Common Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Common Guarantee Trustee.

               (e) No Common Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Common Guarantee Trustee.

               (f) Upon termination of this Trust Common Securities Guarantee or removal or resignation of the Common Guarantee Trustee pursuant to this
Section 4.2, the Guarantor shall pay to the Common Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                        TRUST COMMON SECURITIES GUARANTEE

         Section 5.1 TRUST COMMON SECURITIES GUARANTEE. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

         Section 5.2 SUBORDINATION. If an Indenture Event of Default has occurred and is continuing, the rights of holders of Trust Common Securities to receive Guarantee Payments under this Trust Common Securities Guarantee are subordinate to the rights of Holders of Trust Preferred Securities to receive Guarantee Payments under the Trust Preferred Securities Guarantee.

                                       14
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         Section 5.3    WAIVER OF NOTICE AND DEMAND. The Guarantor hereby
waives notice of acceptance of this Trust Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 5.4 OBLIGATIONS NOT AFFECTED. The obligations, covenants, agreements and duties of the Guarantor under this Trust Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Common Securities to be performed or observed by the Trust;

               (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

               (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Common Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

               (e) any invalidity of, or defect or deficiency in, the Trust Common Securities;

                                       15
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               (f)   the settlement or compromise of any obligation guaranteed
hereby or hereby incurred; or

               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.4 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5.5    RIGHTS OF HOLDERS.

               (a) The Holders of a Majority in liquidation amount of the Trust Common Securities have the right to direct the time, method and place of the conducting of any proceeding for any remedy available to the Common Guarantee Trustee in respect of this Trust Common Securities Guarantee or exercising any trust or power conferred upon the Common Guarantee Trustee under this Trust Common Securities Guarantee.

               (b) Any Holder of Trust Common Securities may institute a legal proceeding against the Guarantor to enforce the obligations of the Guarantor under this Trust Common Securities Guarantee without first instituting a legal proceeding against the Trust, the Common Guarantee Trustee or any other Person.

               (c) If an Indenture Event of Default constituting the failure to pay interest, principal or premium, if any, on the Debentures on the date such interest, principal or premium, if any, is otherwise payable has occurred and is continuing, then a Holder of Trust Common Securities may directly, at any time on or after the respective due date specified in the Debentures for such payment, institute a proceeding for enforcement of payment to such Holder of the interest, principal or premium, if any, on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Common Securities of such Holder. The Holders of Trust Common Securities will not be able to exercise directly any other remedy available to the holders of the Debentures unless the Property Trustee (as defined in the Indenture) fails to do so.

         Section 5.6 GUARANTEE OF PAYMENT. This Trust Common Securities Guarantee creates a guarantee of payment and not of collection.

         Section 5.7 SUBROGATION. The Guarantor shall be subrogated to all (if any) rights of the Holders of Trust Common Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Trust Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Trust Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                                       16
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         Section 5.8    INDEPENDENT OBLIGATIONS. The Guarantor acknowledges
that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Common Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.4 hereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.1 LIMITATION OF TRANSACTIONS. So long as any Trust Common Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Guarantor shall be in default with respect to its payment or other obligations under the Trust Common Securities Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Guarantor shall not (a) declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of Company Common Stock (or Company Common Stock equivalents) in connection with the satisfaction by the Guarantor of its obligations under any employee benefit or agent plans or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of Company Common Stock (or Company Common Stock equivalents), (2) purchases of shares of Company Common Stock (or Company Common Stock equivalents) from officers or employees of the Guarantor or its subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring the Guarantor to purchase shares of Company Common Stock (or Company Common Stock equivalents), (3) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (4) dividends or distributions of shares of Company Common Stock on Company Common Stock or (5) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) make any payment of principal of (premium, if any) or interest on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor that rank PARI PASSU with or junior to the Debentures and (c) make any guarantee payments with respect to any of the foregoing (other than pursuant to the Trust Common Securities Guarantee).

                                       17
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         Section 6.2    RANKING.

               (a) This Trust Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) senior to the Guarantor's common stock, (ii) PARI PASSU with the most senior preferred or preference securities now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor with respect to any preferred or preference securities of the Guarantor or any Affiliate of the Guarantor, and (iii) junior and subordinate in right of payment to all other liabilities of the Guarantor except any liabilities that may be PARI PASSU expressly by their terms.

               (b) The holders of any obligations of the Guarantor that are senior in priority to the obligations under this Trust Common Securities Guarantee will be entitled to all of the rights inuring to the holders of "Senior Debt" under Article 12 of the Indenture, and the Holders of the Trust Common Securities will be subject to all of the terms and conditions of such
Article 12 with respect to any claims or rights hereunder with the same effect as though fully set forth herein.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 TERMINATION. This Trust Common Securities Guarantee shall terminate as to each Holder of Trust Common Securities upon (i) full payment of the applicable Redemption Price (as defined in the Declaration) with respect to all Trust Common Securities, (ii) the distribution of the Debentures held by the Trust to the Holders of all of the Trust Common Securities of the Trust or (iii) liquidation of the Trust, and will terminate completely upon full payment of the amounts payable in accordance with the Declaration of the Trust. Notwithstanding the foregoing, this Trust Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Trust Common Securities must restore payment of any sums paid under the Trust Common Securities or under this Trust Common Securities Guarantee.

                                       18
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                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1    EXCULPATION.

               (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Trust Common Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Common Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

               (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Common Securities might properly be paid.

         Section 8.2 INDEMNIFICATION. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Trust Common Securities Guarantee.

                                       19
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                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Trust Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Common Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, each as permitted by the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Trust Common Securities Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Trust Common Securities.

         Section 9.2 AMENDMENTS. Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Trust Common Securities Guarantee may be amended only with the prior approval of the Holders of at least a Majority in liquidation amount of the Trust Common Securities. The provisions of Section
12.2 of the Declaration with respect to meetings of Holders of the Trust Common Securities apply to the giving of such approval.

         Section 9.3 NOTICES. All notices provided for in this Trust Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent by facsimile or mailed by registered or certified mail, as follows:

               (a) if given to the Common Guarantee Trustee, at the Common Guarantee Trustee's mailing address set forth below (or such other address as the Common Guarantee Trustee may give notice of to the Holders of the Trust Common Securities):

                     First Union Trust Company, National Association One Rodney Square
                     920 King Street
                     Suite 102
                     Wilmington, Delaware 19801
                     Attention: Corporate Trust Administration

               (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Trust Common Securities):

                     American Equity Investment Life Holding Company 5000 Westown Parkway, Suite 440
                     West Des Moines, Iowa 50266
                     Attention: Chief Financial Officer

               (c) If given to any Holder of Trust Common Securities, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 9.4 BENEFIT. This Trust Common Securities Guarantee is solely for the benefit of the Holders of the Trust Common Securities and, subject to Section 3.1(a), is not separately transferable from the Trust Common Securities.

         Section 9.5 GOVERNING LAW. THIS TRUST COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTER PRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF IOWA AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                                       21
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         THIS TRUST COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                           AMERICAN EQUITY INVESTMENT LIFE
                                           HOLDING COMPANY

                                           By:
                                               --------------------------------
                                           Name:
                                           Title:

                                           FIRST UNION TRUST COMPANY,
                                           NATIONAL ASSOCIATION, as Common
                                           Guarantee Trustee

                                           By:
                                               --------------------------------
                                           Name:
                                           Title: